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                                                                      Exhibit 11



                          CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" and "Auditors" and to the incorporation by reference of our reports with respect to Special Equities Portfolio, Special Equities II and Small Cap Contrarian dated January 16, 1998 in the Registration Statement of Skyline Funds on Form N-1A filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (File No. 33-11755) and in this Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940 (File
No. 811-5022).






                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


Chicago, Illinois
February 27, 1998